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                                                                 Exhibit 10.67

                          ENVIRONMENTAL COMPLIANCE AND
                            INDEMNIFICATION AGREEMENT



        THIS AGREEMENT, dated as of April 29, 1998 from Decora Incorporated d/b/a Decora Manufacturing, having an address of 1 Mill Street, Fort Edward, New York 12828 (the "Borrower") to Fleet Bank of New York, a bank organized and existing under the laws of the State of New York and having its principal place of business located at 69 State Street, City and County of Albany, State of New York 12201, (the "Lender").

                                    RECITALS

        WHEREAS, Borrower is the owner of certain real property more particularly described in Schedule "A" attached hereto (the "Premises"); and

        WHEREAS, Borrower has applied to Lender for a loan (the "Loan"); and

        WHEREAS, the Loan will be evidenced by certain Notes and related documents in favor of the Lender on even date herewith, being hereinafter referred to collectively as the "Loan Documents"); and

        WHEREAS, Lender is unwilling to make the Loans to Borrower unless Borrower executes and delivers this Agreement.

        NOW THEREFORE, in order to induce Lender to make the Loans and for other good and valuable consideration, Borrower hereby covenants and agrees with Lender as follows:

        I. DEFINITIONS: All capitalized terms used in this Agreement and not heretofore defined shall have the meanings set forth below.

                      "Environment" means any water or water vapor, any land including land surface or subsurface, air, fish, wildlife, biota and all other natural resources.

                      "Environmental Laws" mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes, and the common law, relating to pollution and/or the protection of the Environment and/or the health and safety of any persons and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.


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                      "Environmental Permits" mean all permits, licenses,
approvals, authorizations, consents or registrations required by an applicable Environmental Law in connection with the ownership, use and/or operation of the Premises for the storage, treatment, gen eration, transportation, processing, handling, production or disposal of Hazardous Substances or the sale, transfer or conveyance of the Premises.

                      "Hazardous Substance" means, without limitation, any flammables, explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated-biphenyls, petroleum and petroleum based products or by-products, methane, hazardous materials, medical waste, hazardous wastes, hazardous or toxic substances or related materials, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportations Act, as amended (49 U.S.C. Sections 1801, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.), Articles 15 and 27 of the New York State Environmental Conservation Law and in the regulations promulgated thereunder. The term "Hazardous Substance" does not include consumer products which are packaged for, stored, and used by a consumer with reasonable care in accordance with labeling and instructions and for their intended use.

                      "Improvements" mean the buildings, structures and other improvements (if any) presently located on the Premises.

                      "Indemnitee" means the Lender, its participants in the Loans, if any, and all subsequent holders of any of the loan documents, their respective officers, directors, employees, agents, representatives, contractors and subcontractors, and any subsequent owner of the Premises who acquires title thereto from or through the Lender, and the successors and assigns of all the foregoing.

                      "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the Environment, including the abandonment or discarding of barrels, containers, and other receptacles containing any Hazardous Substance.

        II. REPRESENTATIONS AND WARRANTIES: Borrower represents and warrants to Lender that Borrower has no knowledge of the presence of any Hazardous Substances in the Environment or the violation of any Environmental Laws or Environmental Permits on any property adjacent to or within the immediate vicinity of the premises, although Borrower has made no inquiry in such matters. Moreover, Borrower has undertaken due and diligent inquiry and to the best of its knowledge:

                (a) The Borrower is in full compliance with and has discharged all of its affirmative covenants


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                        regarding the Environmental Compliance and
                        Indemnification Agreement entered into between Borrower and Lender on or about July 19, 1994; (the "1994 ECIA"); and

                (b) Except for the reports itemized in Section II (a) of the 1994 ECIA and all quarterly reports submitted to the Lender by the Borrower pursuant to the 1994 ECIA, (hereinafter collectively referred to as the "Reports"), Borrower has no knowledge regarding any Releases of Hazardous Substances into the Environment at the Premises; and

                (c) The Premises are not being and have not been used for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance in violation of any Environmental Laws, or as a landfill or other waste disposal site or for military manufacturing or industrial purposes.

                (d)     Except as indicated in the Reports and in Appendix A:

                        (i) underground storage tanks are not and have not been located on the Premises.

                        (ii) the soil, subsoil, bedrock, surface water and groundwater of the Premises are free of any Hazardous Substances in violation of Environmental Laws or Environmental Permits.

                        (iii) there has been no Release nor is there the threat of a Release on, at or from the Premises which through soil, subsoil, bedrock, surface water or groundwater migration could come to be located on the Premises, and Borrower has not received any form of notice or inquiry from any federal, state or local governmental agency or authority, any owner, operator, tenant, subtenant, licensee or occupant of the Premises or any property adjacent to or within the immediate vicinity of the Premises, or any other person with regard to a Release or the threat of a Release on, at or from the Premises or any property adjacent to or within the immediate vicinity of the Premises.

                        (iv) all Environmental Permits relating to the Premises have been obtained and are in full force and effect.


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                        (v)     no event has occurred with respect to the
                                Premises which, with the passage of time or the giving of notice, or both, would constitute a violation of any applicable Environmental Law or non-compliance with any Environmental Permit. There are no liens, covenants, deed restrictions, or notice registration requirements based upon any Environmental Laws.

                        (vi) there are no agreements, consent orders, decrees, judgments, License or permit conditions or other orders or directives of any federal, state or local court, governmental agency or authority relating to the past, present or future ownership, use, operation, sale, transfer or conveyance of the Premises which require any change in the present condition of the Premises or any work, repairs, construction, containment, clean up, investigations, studies, removal or other remedial action or capital expenditures with respect to the Premises.

                        (vii) with the exception of an ongoing investigation (which has not been officially closed but which management believes has been resolved) by the New York State Department of Environmental Conservation concerning (i) Borrower's Rotostar machine volatile emissions, and (ii) Borrower's print machine source testing resulting from a permit condition, there are no actions, suits, claims or proceedings, pending or threatened, which could cause the incurrence of expenses or costs of any name or description or which seek money damages, injunctive relief, remedial action or any other remedy that arise out of, relate to or result from (i) a violation or alleged violation of any applicable Environmental Law or non-compliance or alleged non-compliance with any Environmental Permit, or
                                (ii) the Release or the presence of any
                                Hazardous Substance or nuisances of whatever kind to the extent the same arise from the condition of the Premises or the ownership, use, operation, sale, transfer or conveyance thereof.

                (d) Borrower's Rotostar system and print machine emissions are in full compliance with all Environmental Laws and Environmental Permits.


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                (e)     All drains within the interior of the Premises discharge
                        to the sanitary sewer system with the permission of local public works officials.

        III. COVENANTS OF BORROWER: Borrower covenants and agrees with Lender as follows:

                (a) Borrower shall keep, and shall cause all operators, tenants, subtenants, licensees and occupants of the Premises to keep, the Premises in full compliance with all Environmental Laws and all Environmental Permits and shall not cause or permit the Premises or any part thereof to be used for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substances in violation of any Environmental Laws or Environmental Permits.

                (b) Borrower shall comply with, and shall cause all operators, tenants, subtenants, licensees and occupants of the Premises to comply with, all applicable Environmental Laws, and all orders, decrees, or directives by federal, state, or local courts or government agencies relating thereto, and shall obtain and comply with, and shall cause all operators, tenants, subtenants, licensees and occupants of the Premises to obtain and comply with all Environmental Permits.

                (c) Borrower shall not cause or permit any change to be made in the present or intended use of the Premises which would violate any applicable Environmental Law or constitute non-compliance with any Environ mental Permit.

                (d) Borrower shall promptly provide Lender with a copy of any and all notifications it receives of alleged violation of any Environmental Law or Environmental Permit and which it gives or receives with respect to any past or present Release or the threat of a Release on, at or from the Premises or any property adjacent to or within the immediate vicinity of the Premises, and, in any event, will immediately notify Lender of any such Release or threat of a Release once Borrower has knowledge of such Release or threat of a Release.

                (e) Borrower shall undertake and complete all investigations, studies, sampling and testing and all removal and other remedial actions necessary to contain, remove and clean up all Hazardous Substances that are determined to be present at the Premises in accordance with all applicable Environmental Laws and all Environmental Permits.


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                (f)     Borrower shall at all times allow Lender and its
                        officers, employees, agents, representatives, contractors and subcontractors reasonable access to the Premises for inspection and testing and to relevant books and records, for any items related to compliance with Environmental Laws and Environmental Permits, environmental reporting, record keeping, notices or violations. Lender may inspect and conduct any tests on the Premises required in the reasonable professional judgment of Lender's engineer or legal counsel, including taking soil, air, water, dust, waste or other samples in order to determine whether (i) a Release has occurred or (ii) the Borrower or any other party in possession of the Premises are in continuing compliance with all Environmental Laws and Environmental Permits.

                (g) If at any time Lender obtains any evidence or information which suggests that potential environmental problems may exist at the Premises, Lender may require that a full or supplemental environmental inspection and audit report with respect to the Premises of a scope and level of detail satisfactory to Lender be prepared by an environmental engineer or other qualified person acceptable to Lender, at Borrower's expense. Said audit may include a physical inspection of the Premises, a visual inspection of any property adjacent to or within the immediate vicinity of the Premises, personnel interviews and a review of all Environmental Permits. If Lender requires, such inspection shall also include a records search and/or subsurface testing on or at the Premises for the presence of Hazardous Substances in the Environment. All audits and inspections shall generally comply with industry standards and Borrower shall be provided an opportunity to comment on the scope of an audit inspection work plan. If said audit report indicates the presence of any Hazardous Substance or a Release or the threat of a Release on, at or from the Premises, Borrower shall promptly undertake and diligently pursue to completion all necessary and appropriate investigative, containment, removal, clean up and other remedial actions, using methods recommended by the engineer or other person who prepared said audit report.

                (h) Borrower agrees to reimburse Lender for any and all expenses, costs and fees (including attorney's fees) incurred in exercising any of Lender's rights to inspect, investigate, audit, test or review matters under this Agreement. Such costs shall be


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                        chargeable to the Borrower and shall be secured by any
                        and all Instruments of Collateral Security, as that term is defined in the Loan and Security Agreement.

                (i) Borrower shall reimburse Lender for any diminution in the value of the Premises that results in a higher loan-to-value ratio than exists on the date of this Agreement, which diminution is caused by the presence of Hazardous Substances on the Premises or by the breach of any representation, warranty, covenant, obligation or indemnification provision of this Agreement.

                (j) Borrower shall comply with all of the conditions set forth in the attached Appendix A, "Affirmative Covenants."

        IV. INDEMNIFICATION PROVISIONS: Borrower hereby covenants and agrees, at its sole cost and expense, to indemnify, protect, defend and save harmless each and every Indemnitee from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and/or expenses (including, without limitation attorneys', consultants' and experts' fees, expenses and disbursements) of any kind or nature whatsoever by whomever asserted which may at any time be imposed upon, incurred by or asserted or awarded against any Indemnitee relating to, resulting from or arising out of the past, present or future (a) use of the Premises for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance or as a landfill or other waste disposal site or for military, manufacturing or industrial purposes, (b) presence of any Hazardous Substances or a Release or the threat of a Release on, at or from the Premises, (c) appropriate investigative, containment, removal, clean up and other remedial actions with respect to a Release or the threat of any Release on, at or from the Premises, (d) human exposure to any Hazardous Substance or nuisances of whatever kind to the extent the same arise from the condition of the Premises or the ownership, use, operation, sale, transfer or conveyance thereof, (e) violation of any applicable Environmental Law, (f) non-compliance with any Environmental Permit or (g) material misrepresentation or inaccuracy in any representation or warranty or a material breach of or failure to perform any covenant made by Borrower in this Agreement or arising out of Lender's exercise of any of its rights under this Agreement (collectively, the "Indemnified Matters").


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               The liability of Borrower to each Indemnitee hereunder shall in no way be limited, abridged, impaired or otherwise affected by (i) any amendment or modification of the Loans Documents by or for the benefit of Borrower or any subsequent owner of the Premises, (ii) any extensions of time for payment or performance required by any of the Loans Documents, (iii) any extensions of time for payment or performance required by any of the Loans Documents, (iv) the release of Borrower, any guarantor of the Loans or any other person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the agreements, covenants, terms or provisions of the Loans Documents, (v) any exculpatory provision contained in any of the Loans Documents limiting Lender's recourse to property encumbered by the Mortgage or to any other security or limiting Lender's rights to a deficiency judgment against Borrower, (vi) any applicable statute of limitations, (vii) any investigation or inquiry conducted by or on the behalf of Lender or any other Indemnitee or any information which Lender or any other Indemnitee may have or obtain with respect to the environmental or ecological condition of the Premises
(viii) the sale, assignment or foreclosure of the Note or the mortgage, (ix) the sale, transfer, conveyance or lease of all or part of the Premises, (x) the dissolution or liquidation of Borrower, (xi) the death or legal incapacity of any Borrower, (xii) the release or discharge, in whole or in part, of any Borrower in any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding or (xiii) any other circumstances which might otherwise constitute a legal or equitable release or discharge, in whole or in part, of Borrower under the Note, the Mortgage or under this Agreement.

               The indemnification agreement contained herein is wholly independent of and in addition to any indemnification agreement heretofore given to Lender or any other Indemnitee as part of the application process for the Loans.

        V. TERMINATION OF AGREEMENT: Notwithstanding anything to the contrary contained herein, this Agreement shall terminate and be of no further force and effect when all of the following conditions are satisfied in full:

                (a) all principal, interest and other sums evidenced or secured by the Loans Documents and any other costs and expenses incurred by Lender in connection with the Loans or as may be required by this Agreement are paid in full by Borrower;

                (b) no Indemnitee has at any time or in any manner participated in the management or control of, taken possession of or title to the Premises or any portion thereof, whether by foreclosure of the Mortgage, deed in lieu of foreclosure or otherwise;


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                (c)     between the date of this Agreement and the date on which
                        the Loans is paid in full, as provided in clause (a) above, there has been no change in any applicable Environmental Law which would make the Lender liable in respect of the Indemnified Matters notwithstanding the fact that no event, circumstance or condition of the nature described in clause (b) above ever occurred; and

                (d) there exists no pending Indemnified Matters at the time a, b and c of this paragraph 5 are satisfied in full.

        VI. COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the undersigned as fully and completely as if all had signed the same instrument.

        VII. SUCCESSORS AND ASSIGNS: This Assignment shall be binding upon Borrower, its successors and assigns and shall inure to the benefit of each Indemnitee.

        IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed as of the day and year first above written.



                              DECORA, INCORPORATED d/b/a
                              DECORA MANUFACTURING


                              By:________________________________
                                   Timothy N. Burditt, Vice
                                   President Finance


                              FLEET NATIONAL BANK



                              By: ________________________
                              Name:  James M. Marini
                              Title: Vice President


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STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF ALBANY    )

        On this ____ day of April, 1998, before me personally appeared Timothy
N. Burditt, to me known, who being by me duly sworn, did depose and say that he resides in Clifton Park, New York, that he is the Vice President, Finance of DECORA, INCORPORATED d/b/a DECORA MANUFACTURING, the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                              ------------------------------
                              Notary Public


STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF ALBANY    )

        On this ____th day of April, 1998, before me personally appeared James
M. Marini, to me known, who being by me duly sworn, did depose and say that he resides in Valatie, New York, that he is a Vice President of FLEET NATIONAL BANK, the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                              ------------------------------
                              Notary Public


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